                                                                 EXHIBIT m(1)(b)

                                 AMENDMENT NO. 1

               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                            MINIMUM            MAXIMUM           MAXIMUM
            PORTFOLIO                     ASSET BASED          SERVICE          AGGREGATE
CLASS A SHARES                            SALES CHARGE           FEE               FEE
--------------                            ------------         -------          ---------
AIM Aggressive Growth Fund                    0.00%             0.25%             0.25%
AIM Blue Chip Fund                            0.10%             0.25%             0.35%
AIM Capital Development Fund                  0.10%             0.25%             0.35%
AIM Charter Fund                              0.05%             0.25%             0.30%
AIM Constellation Fund                        0.05%             0.25%             0.30%
AIM Core Strategies Fund                      0.10%             0.25%             0.35%
AIM Dent Demographic Trends Fund              0.10%             0.25%             0.35%
AIM Emerging Growth Fund                      0.10%             0.25%             0.35%
AIM Large Cap Basic Value Fund                0.10%             0.25%             0.35%
AIM Large Cap Core Equity Fund                0.10%             0.25%             0.35%
AIM Large Cap Growth Fund                     0.10%             0.25%             0.35%
AIM Mid Cap Growth Fund                       0.10%             0.25%             0.35%
AIM Weingarten Fund                           0.05%             0.25%             0.30%

                                            MINIMUM            MAXIMUM           MAXIMUM
            PORTFOLIO                     ASSET BASED          SERVICE          AGGREGATE
CLASS A SHARES                            SALES CHARGE           FEE               FEE
--------------                            ------------         -------          ---------
AIM Aggressive Growth Fund                    0.75%             0.25%             1.00%
AIM Blue Chip Fund                            0.75%             0.25%             1.00%
AIM Capital Development Fund                  0.75%             0.25%             1.00%
AIM Charter Fund                              0.75%             0.25%             1.00%
AIM Constellation Fund                        0.75%             0.25%             1.00%
AIM Core Strategies Fund                      0.75%             0.25%             1.00%
AIM Dent Demographic Trends Fund              0.75%             0.25%             1.00%
AIM Emerging Growth Fund                      0.75%             0.25%             1.00%

                                            MINIMUM            MAXIMUM           MAXIMUM
            PORTFOLIO                     ASSET BASED          SERVICE          AGGREGATE
CLASS A SHARES                            SALES CHARGE           FEE               FEE
--------------                            ------------         -------          ---------
AIM Large Cap Basic Value Fund                0.75%             0.25%             1.00%
AIM Large Cap Core Equity Fund                0.75%             0.25%             1.00%
AIM Large Cap Growth Fund                     0.75%             0.25%             1.00%
AIM Mid Cap Growth Fund                       0.75%             0.25%             1.00%
AIM Weingarten Fund                           0.75%             0.25%             1.00%"

----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio.

         The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December   , 2001
                --

                                          AIM EQUITY FUNDS
                                          (on behalf of its Class A and Class C
                                          Shares)



Attest:                                   By:
        ------------------------------        ---------------------------------
        Assistant Secretary                   President